                                                                    EXHIBIT 10.9



                      ASSIGNMENT OF AND FIRST AMENDMENT TO
                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT


        This Assignment of and First Amendment to Executive Officer Employment Agreement ("Assignment") is made effective as of October 16, 2000 by and between CALLAWAY GOLF EUROPE LTD., a United Kingdom corporation ("Callaway Golf Europe"), CALLAWAY GOLF COMPANY, a Delaware corporation ("Callaway Golf"), and IAN B. ROWDEN ("Employee").

        A. Callaway Golf Europe and Employee are parties to that certain Executive Officer Employment Agreement entered into as of September 1, 2000 (the "Agreement").

        B. On October 16, 2000, Employee resigned his position as Executive Vice President, Global Advertising of Callaway Golf Europe, and accepted a position as Executive Vice President, Global Advertising of Callaway Golf.

        C. In order to facilitate Employee's resignation of his former position with Callaway Golf Europe and acceptance of his new position with Callaway Golf, Callaway Golf Europe wishes to assign the Agreement to Callaway Golf, Callaway Golf wishes to accept the assignment of the Agreement, and the parties wish to modify the Agreement accordingly.

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing, Callaway Golf Europe, Callaway Golf and Employee hereby agree as follows:

        1. Effective Date. All provisions of this Assignment shall be effective as of October 16, 2000.

        2. Resignation. Employee hereby resigns as Executive Vice President, Global Advertising of Callaway Golf Europe, and Callaway Golf Europe accepts such resignation.

        3. Appointment. The Board of Directors of Callaway Golf has ratified the appointment of Employee as Executive Vice President, Global Advertising of Callaway Golf, and Employee has accepted such appointment.

        4. Assignment and Assumption. Callaway Golf Europe hereby assigns to Callaway Golf all of Callaway Golf Europe's right, title and interest in and to the Agreement, and Callaway Golf hereby accepts the assignment and assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the "Company" under the Agreement, as amended. After this assignment, all references to the "Company" in the Agreement, as amended, shall mean Callaway Golf.


                                    AMENDMENT

        The Agreement is hereby amended as follows:

        5. All references to the "Managing Director" shall be amended to read "Chief Executive Officer".

        6. Section 2 of the Agreement is hereby amended to add:

                "(c) Nature of Services. The Company and Employee agree that the services being provided by Employee for the Company under the terms of this Agreement are unique and intellectual in character and that the Employee and Company are entering into this Agreement so that the Company will have the exclusive benefit of those services during the entire term of the Agreement and any extensions of the Agreement."

        7. Section 4 of the Agreement is hereby amended to read:

               "(a) The Company agrees to pay Employee a base salary at the rate of $400,000.00 per year, prorated for the year 2000."

               (b) No change.

               "(c) The Company shall provide Employee an opportunity to earn an annual bonus based upon participation in the Company's officer bonus plan as it may or may not exist from time to time. Employee acknowledges that currently all bonuses are discretionary, that the current officer bonus plan does not include any nondiscretionary bonus plan, and that the Company does not currently contemplate establishing any nondiscretionary bonus plan applicable to Employee. However, for the year 2000, the Company will pay Employee a minimum bonus of $40,000.00, to be paid at the time of payment of all officer bonuses, if any, for the year 2000. If bonus payments to officers of the Company are approved for the year 2001 by Callaway Golf's Board of Directors, the Company will pay Employee a minimum bonus of $100,000.00."

               (d) Delete.

        8.     Section 5 of the Agreement is hereby amended to read:

               (a) No change.

               (b) No change.

               "(c) Benefits. During Employee's employment with the Company pursuant to this Agreement, the Company shall provide for Employee to:

                      (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

                      (ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever the Employee directs, in the face amount of $1,000,000.00, provided that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage under reasonable terms and conditions;

                      (iii) participate in the Company's 401(k) plan pursuant to the terms of the plan, as the same may be modified from time to time;

                      (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time; and

                      (v) participate in any other benefit plans the Company provides from time to time to senior executive officers. It is understood that benefit plans within the meaning of this subsection do not include compensation or bonus plans."



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

               (d) No change.

               "(e) Estate Planning and Other Perquisites. To the extent the Company provides tax and estate planning and related services, or any other perquisites and personal benefits to other senior executive officers generally from time to time, such services and perquisites shall be made available to Employee on the same terms and conditions.

               (f) Club Membership. The Company shall pay the reasonable cost of initiation associated with Employee gaining privileges at a mutually agreed upon country club. Employee shall be responsible for all other expenses and costs associated with such club use, including monthly member dues and charges. The club membership itself shall belong to and be the property of the Company, not Employee."

        9. Section 6 of the Agreement is hereby replaced with the following:

               "TAX INDEMNIFICATION. Employee shall be indemnified by the Company for certain excise tax obligations, as more specifically set forth in Exhibit A to this Agreement."

               (A true and correct copy of Exhibit A is attached hereto and made a part of the Agreement by this reference.)

        10.    Section 7(e) of the Agreement is hereby amended to read:

               "(e) Non-Interference. While employed by the Company, and for one
(1) year thereafter, Employee shall not in any way undertake to harm, injure or disparage the Company, its officers, directors, employees, agents, affiliates, vendors, products, or customers, or their successors, or in any other way exhibit an attitude of hostility toward them. Employee understands that it is the policy of the Company that only the Chief Executive Officer, President or Senior Vice President, Global Press and Public Relations, and their specific designees, may speak to the press or media about the Company or its business, and agrees not to interfere with the Company's press and public relations by violating this policy."

        11. Section 9(a) of the Agreement is hereby amended to read:

               "(a) If a Change in Control (as defined in Exhibit B hereto) occurs before the termination of Employee's employment hereunder, then this Agreement shall be extended (the "Extended Employment Agreement") in the same form and substance as in effect immediately prior to the Change in Control, except that the termination date, as specified pursuant to Section 1 of this Agreement, shall be three (3) years from the effective date of the Change in Control."

               (A true and correct copy of Exhibit B is attached hereto and made a part of the Agreement by this reference.)

        12. Section 11 of the Agreement is hereby amended to read:

               "GENERAL RELATIONSHIP. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes."




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
        13. Section 13 of the Agreement is hereby amended to read:

               (a) No change.

               "(b) As a material part of the terms and understandings of this Agreement, Employee agrees to assign to the Company all Designs, Inventions and Innovations developed, conceived and/or reduced to practice by Employee, alone or with anyone else, in connection with the work performed by Employee for the Company during Employee's employment with the Company, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

               (c) Employee agrees to disclose in writing to the Chief Executive Officer of the Company any Design, Invention or Innovation relating to the business of the Company and/or its affiliates, which Employee develops, conceives and/or reduces to practice in connection with any work performed by Employee for the Company, either alone or with anyone else, while employed by the Company and/or within twelve (12) months of the termination of employment. Employee shall disclose all Designs, Inventions and Innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his or her interest in such Design, Invention or Innovation to the Company. If the Company and Employee disagree as to whether or not a Design, Invention or Innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

               (d) Pursuant to California Labor Code Section 2870, the obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation to the extent such obligation would conflict with any state or federal law. The obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation that Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities or Trade Secrets and Confidential Information except those Designs, Inventions or Innovations that either:

                      (i) Relate at the time of conception or reduction to practice to the Company's and/or its affiliates' business, or actual or demonstrably anticipated research of the Company and/or its affiliates; or

                      (ii) Result from any work performed by Employee for the Company and/or its affiliates.

               (e) Employee agrees that any Design, Invention and/or Innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company 's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all Designs, Inventions and Innovations belonging to the Company."

               (f) No change.

        14. Section 14 of the Agreement is hereby amended to read:

               "ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee."


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
        15. Section 17 of the Agreement is hereby amended to read:

               "NOTICES. Any notice, request, demand, or other communication required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to Employee at his last known residence address and to the Company, as follows:

               Company:      Callaway Golf Company
                             2285 Rutherford Road
                             Carlsbad, California 92008-8815
                             Attn:  Steven C. McCracken
                             Senior Executive Vice President,
                             Chief Legal Officer

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other."

        16. Section 18(c) of the Agreement is hereby amended to read:

               "(c) Applicable Law. This Agreement shall constitute a contract under the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance."

        17. Section 19 of the Agreement is hereby replaced with the following:

               "IRREVOCABLE ARBITRATION OF DISPUTES.

               (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

               (b) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

               (c) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

               (d) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER



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
OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

               (e) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(s). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

               (f) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY ONLY TO THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO AT LEAST ONE DEPOSITION AND SHALL HAVE ACCESS TO ESSENTIAL DOCUMENTS AND WITNESSES AS DETERMINED BY THE ARBITRATOR.

               (g) THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD BY THE ARBITRATOR OF REASONABLE ATTORNEYS' FEES AND OTHER COSTS REASONABLY INCURRED IN CONNECTION WITH THE ARBITRATION TO THE SAME EXTENT PERMITTED TO BE AWARDED BY A COURT OF LAW.

               (h) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.


               THE PARTIES HAVE READ SECTION 19 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

                   ______ (EMPLOYEE) ______ (COMPANY)"

        18. Section 20(a) of the Agreement is hereby amended to read:

               "(a) Employee's continued compliance with the terms and conditions of Sections 7(a), 7(b), 7(c), 7(e), 12, 13 and 19;"

        19. Section 21 of the Agreement is hereby replaced with the following:

               "TRADE SECRETS OF OTHERS. It is the understanding of both the Company and Employee that Employee shall not divulge to the Company any confidential information or trade secrets belonging to others, including Employee's former employers, nor shall the Company seek to elicit from Employee any such information. Consistent with the foregoing, Employee shall not provide to the Company, and the Company shall not request, any documents or copies of documents containing such information."

        20. Further Acts. Callaway Golf Europe, Callaway Golf and Employee agree to execute and deliver, or cause to be executed and delivered, and to do or make or cause to be done or made, any and all instruments, documents, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required by a party for the purposes of perfecting and completing the assignment of the Agreement to Callaway Golf as contemplated herein.

        21. No Other Change. Except as set forth herein, all other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

        IN WITNESS WHEREOF, Callaway Golf Europe, Callaway Golf and Employee have caused this Assignment to be executed effective as of the date set forth above.

CALLAWAY GOLF EUROPE                               CALLAWAY GOLF

Callaway Golf Europe Ltd.,                         Callaway Golf Company,
a United Kingdom corporation                       a Delaware corporation



By:                                     By:
    -----------------------------------    -------------------------------------
    Charles J. Yash, Chairman              Ely Callaway, Chairman and CEO


Dated: November ____, 2000                 Dated:  November ____, 2000

EMPLOYEE



------------------------------
Ian B. Rowden


Dated:  November ____, 2000



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
                                    EXHIBIT A

                               TAX INDEMNIFICATION

        Pursuant to Section 6 of Employee's Executive Officer Employment Agreement ("Section 6"), the Company agrees to indemnify Employee with respect to certain excise tax obligations as follows:

        1. Definitions. For purposes of Section 6 and this Exhibit A, the following terms shall have the meanings specified herein:

               (a) "Claim" shall mean any written claim (whether in the form of a tax assessment, proposed tax deficiency or similar written notification) by the Internal Revenue Service or any state or local tax authority that, if successful, would result in any Excise Tax or an Underpayment.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to any section, subsection or other provision of the Code shall be deemed to refer to any successor thereto.

               (c) "Excise Tax" shall mean (i) any excise tax imposed by Section 4999 of the Code or any comparable federal, state or local tax, and (ii) any interest and/or penalties incurred with respect to any tax described in 1(c)(i).

               (d) Gross-Up Payment shall mean a cash payment as specified in
Section 2.

               (e) "Overpayment" and "Underpayment" shall have the meanings specified in Section 4.

               (f) "Payment" shall mean any payment, benefit or distribution (including, without limitation, cash, the acceleration of the granting, vesting or exercisability of stock options or other incentive awards, or the accrual or continuation of any other payments or benefits) granted or paid to or for the benefit of Employee by the Company or by any person or persons whose actions result in a Taxable Event (as defined in this Section), or by any person affiliated with the Company or such person(s), whether paid or payable pursuant to the terms of this Agreement or otherwise. Notwithstanding the foregoing, a Payment shall not include any Gross-Up Payment required under Section 6 and this Exhibit A

               (g) "Taxable Event" shall mean any change in control or other event which triggers the imposition of any Excise Tax on any Payment.

        2. In the event that any Payment is determined to be subject to any Excise Tax, then Employee shall be entitled to receive from the Company a Gross-Up Payment in an amount such that, after the payment of all income taxes, Excise Taxes and any other taxes imposed with respect to the Gross-Up Payment (together with payment of all interest and penalties imposed with respect to any such taxes), Employee shall retain a net amount of the Gross-Up Payment equal to the Excise Tax imposed with respect to the Payments.

        3. All determinations required to be made under Section 6 and this Exhibit A, including, without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by the accounting firm of Pricewaterhouse Coopers LLP or, if applicable, its successor as the Company's independent auditor (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Taxable Event to which a possible Gross-Up Payment is related, another nationally recognized accounting firm that is mutually acceptable to the Company and Employee shall be appointed to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide detailed supporting calculations to the Company and to Employee regarding the amount of Excise Tax (if any) which is payable, and the Gross-Up Payment (if any) required hereunder, with respect to any Payment or Payments, with such calculations to be provided at such time as may be requested by the Company but in no event later than fifteen (15) business days following receipt of a written notice from Employee that there has been a Payment that may be subject to an Excise Tax. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment as determined pursuant to
Section 6 and this Exhibit A shall be paid by the Company to Employee within five (5) business days after receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Employee, the Accounting Firm shall furnish Employee with a written opinion that failure to disclose, report or pay the Excise Tax on Employee's federal or other applicable tax returns will not result in the imposition of a negligence penalty, understatement penalty or other similar penalty. All determinations by the Accounting Firm shall be binding upon the Company and Employee in the absence of clear and indisputable mathematical error. Following receipt of a Gross-Up Payment as provided herein, Employee shall be obligated to properly and timely report his Excise Tax liability on the applicable tax returns or reports and to pay the full amount of Excise Tax with funds provided through such Gross-Up Payment. Notwithstanding the foregoing, if the Company reasonably determines that the Employee will be unable or otherwise may fail to make such Excise Tax payment, the Company may elect to pay the Excise Tax to the Internal Revenue Service and/or other applicable tax authority on behalf of the Employee, in which case the Company shall pay the net balance of the Gross-Up Payment (after deduction of such Excess Tax payment) to the Employee.

        4. As a result of uncertainty in the application of Section 4999 of the Code, it is possible that a Gross-Up Payment will not have been made by the Company that should have been made (an "Underpayment") or that a Gross-Up Payment is made that should not have been made (an "Overpayment"). In the event that Employee is required to make a payment of any Excise Tax, due to an Underpayment, the Accounting Firm shall determine the amount of Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Employee in which case Employee shall be obligated to make a timely payment of the full amount of the applicable Excise Tax to the applicable tax authority, provided, however, the Company may elect to pay the Excise Tax to the applicable tax authority on behalf of Employee consistent with the provisions of
Section 3, in which case the Company shall pay the net balance of the Underpayment (after deduction of such Excise Tax payment) to Employee. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be repaid by Employee to the Company within ninety (90) days after written demand to Employee by the Company, provided, however, that Employee shall have no obligation to repay any amount of the Overpayment that has been paid to, and not recovered from, a tax authority, provided further, however, in such event the Company may direct Employee to prosecute a claim for a refund of such amount consistent with the principles set forth in Section 5.

        5. Employee shall notify the Company in writing of any Claim. Such notice (a) shall be given as soon as practicable, but in no event later than fifteen (15) business days, following Employee's receipt of written notice of the Claim from the applicable tax authority, and (b) shall include a compete and accurate copy of the tax authority's written Claim or otherwise fully inform the Company of the nature of the Claim and the date on which any payment of the Claim must be paid, provided that Employee shall not be required to give notice to the Company of facts of which the Company is already aware, and provided further that failure or delay by Employee to give such notice shall not constitute a breach of Section 6 or this Exhibit A except to the extent that the Company is prejudiced thereby. Employee shall not pay any portion of a Claim prior to the earlier of

(a) the expiration of thirty (30) days following the date on which Employee gives the foregoing notice to the Company, (b) the date that any Excise Tax payment under the Claim is due, or (c) the date the Company notifies Employee that it does not intend to contest the Claim. If, prior to expiration of such period, the Company notifies Employee in writing that it desires to contest the Claim, Employee shall:

               (a) give the Company any information reasonably requested by the Company relating to the Claim;

               (b) take such action in connection with contesting the Claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the Claim by an attorney selected and compensated by the Company who is reasonably acceptable to Employee;

               (c) cooperate with the Company in good faith in order to effectively contest the Claim; and

               (d) permit the Company to participate (at its expense) in any and all proceedings and conferences pertaining to the Claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in connection with any such contest, and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) and all costs imposed or incurred in connection with such contests. Without limitation upon the foregoing provisions of this Section 5, and except as provided below, the Company shall control all proceedings concerning any such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with tax authorities pertaining to the Claim. At the written request of the Company, and upon payment to Employee of an amount at least equal to the Claim plus any additional amount necessary to obtain the jurisdiction of the appropriate tribunal and/or court, Employee shall pay the same and sue for a refund or otherwise contest the Claim in any permissible manner as directed by the Company. Employee agrees to prosecute any contest of a Claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company requests Employee to pay the Claim and sue for a refund, the Company shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) and costs imposed or incurred in connection with such contest or with respect to any imputed income attributable to any advances or payments by the Company hereunder. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of Employee which is the subject of a Claim is to be limited solely to the Claim. Furthermore, the Company's control of a contest as provided hereunder shall be limited to issues for which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other tax authority.

        6. If Employee receives a refund from a tax authority of all or any portion of an Excise Tax paid by or on behalf of Employee with amounts advanced by the Company pursuant to Section 6 and this Exhibit A, Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). Employee shall, if so directed by the Company, file and otherwise prosecute a claim for refund of any Excise Tax payment made by or on behalf of Employee with amounts advanced by the Company pursuant to Section 6 and this Exhibit A, with any such refund claim to be effected in accordance with the principles set forth in Section 5. If a determination is made that Employee shall not be entitled to any refund and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then Employee shall have no further obligation hereunder to contest such denial or to repay to the Company the amount involved in such unsuccessful refund claim. The amount of any advances which are made by the Company in connection with any such refund claim hereunder, to the extent not refunded by the applicable tax authority to Employee, shall offset, as appropriate consistent with the purposes of Section 6 and this Exhibit A, the amount of any Gross-Up Payment required hereunder to be paid by the Company to Employee.



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                                    EXHIBIT B

                                CHANGE IN CONTROL


        A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

        1. Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its affiliates and any employee benefit or stock ownership plan of the Company or its affiliates and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

        2. Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

        3. Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

               (a) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

               (b) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

        4. Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.



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